                         AMENDMENT DATED MARCH 25, 1997
                            TO THE PROSPECTUS DATED
                                 MARCH 6, 1997
                               FORMING A PART OF
                           S-3 REGISTRATION STATEMENT
                                       OF
                           BALLANTYNE OF OMAHA, INC.

    On March 11, 1997 Geller & Friend Capital Partners, Inc. assigned its option to purchase 82,500 shares of Ballantyne of Omaha, Inc. Common Stock to the following persons:

Geller & Friend Capital Partners, Inc...............................     49,950

Anthony P. Mazzarella...............................................     27,000

Stephen Weinress....................................................      2,250

Carl Frankson.......................................................      1,500

Greg Presson........................................................      1,500

Kenneth Fader.......................................................        150

Marge Goddard.......................................................        150
                                                                      ---------

Total...............................................................     82,500
                                                                      ---------
                                                                      ---------

    Such persons may exercise the options and sell the Common Stock of Ballantyne as set forth on Page 7 of the Prospectus.

    This Amendment is filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended and must be affixed to the Prospectus.